Exhibit 99.1

              Ultra Petroleum Corp. Announces Its 4th Quarter and
                   Year-End Earnings Conference Call Webcast

      HOUSTON, Feb. 2 /PRNewswire-FirstCall/ -- In conjunction with Ultra Petroleum Corp.'s (Amex: UPL) Fourth Quarter Earnings and Year-End Conference Call, you are invited to listen to its webcast that will be broadcast live over the Internet on February 9, 2005 at 10:00 AM Central.

      What: 4th Quarter and Year-End Earnings Conference Call Webcast

      When: February 9, 2005 at 10:00 AM Central

      Where: http://www.ultrapetroleum.com

      How: Live over the Internet -- Simply log on to the web address above

      Contact: David Russell at 281-876-0120 x 302

      If you are unable to participate during the live webcast, the call will be archived at http://www.ultrapetroleum.com . To access the replay, click on the home page.

      Ultra Petroleum is an independent, exploration and production company focused on developing its long life natural gas reserves in the Green River Basin of Wyoming, and oil reserves in Bohai Bay, offshore China. Ultra is listed on the American Stock Exchange under the ticker "UPL" with 75,217,468 shares outstanding as of the date of this release.

      SOURCE Ultra Petroleum Corp.

      /CONTACT: David Russell of Ultra Petroleum Corp., +1-281-876-0120, ext.
302/
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            /Web site:  http://www.ultrapetroleum.com /
            (UPL)